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                                                                 Exhibit 10.11

          THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

                        SATELLITE ONLINE SOLUTIONS CORPORATION

                          WARRANT TO PURCHASE 5,500 SHARES
                            OF SERIES D PREFERRED STOCK

       THIS CERTIFIES THAT, for value received, FIRSTCORP and its assignees are entitled to subscribe for and purchase 5,500 shares of the fully paid and nonassessable Series D Preferred Stock (as adjusted pursuant to Section 4 hereof, the "Shares") of ZAPME! CORPORATION, a California corporation (the "Company"), at the price of $5.00 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "Series D Preferred" shall mean the Company's presently authorized Series D Preferred Stock, and any stock into or for which such Series D Preferred Stock may hereafter be converted or exchanged and (b) the term "Date of Grant" shall mean November 30, 1998.

        1. TERM. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through the earlier of (i) seven (7) years after the Date of Grant or (ii) the closing of the Company's initial public offering of its Common Stock effected pursuant to a Registration Statement on Form S-1 (or any successor form thereto) filed under the Securities Act of 1933, as amended (the "Act").

        2. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as EXHIBIT A duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a "Wire Transfer") of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased, or (b) if in connection with a registered public offering of the Company's securities, the surrender of this Warrant (with the notice of exercise form attached hereto as EXHIBIT A-1 duly completed and executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by certified or bank check or by Wire Transfer from the proceeds of the sale of shares to be sold by the holder in such public offering of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased or (c) exercise of the Conversion Right provided for in Section 10.2 hereof. The person or persons in whose name(s) any certificate(s) representing shares of Series D Preferred shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued)

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immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty-day period.

        3. STOCK FULLY PAID; RESERVATION OF SHARES. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Series D Preferred to provide for the exercise of the rights represented by this Warrant and a sufficient number of shares of its Common Stock to provide for the conversion of the Series D Preferred into Common Stock.

        4. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                (a) RECLASSIFICATION OR MERGER. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant) or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Series D Preferred theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of shares of Series D Preferred then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

                (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Series D Preferred, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

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                (c)     STOCK DIVIDENDS AND OTHER DISTRIBUTIONS. If the
Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Series D Preferred payable in Series D Preferred, or (ii) make any other distribution with respect to Series D Preferred (except any distribution specifically provided for in Sections 4(a) and 4(b)), of Series D Preferred, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Series D Preferred outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Series D Preferred outstanding immediately after such dividend or distribution.

                (d) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price, the number of Shares of Series D Preferred purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

        5. NOTICE OF ADJUSTMENTS. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant. In addition, whenever the conversion price or conversion ratio of the Series D Preferred shall be adjusted, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the conversion price or ratio of the Series D Preferred after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

        6. FRACTIONAL SHARES. No fractional shares of Series D Preferred will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Series D Preferred on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

        7. COMPLIANCE WITH ACT; DISPOSITION OF WARRANTOR SHARES OF SERIES C PREFERRED.

                (a) COMPLIANCE WITH ACT. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the shares of Series D Preferred to be issued upon exercise hereof and any Common Stock issued upon conversion thereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Series D Preferred to be issued upon exercise hereof or any Common Stock issued upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the shares of Series D Preferred so purchased (and any shares of Common Stock issued upon conversion thereof) are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all shares of Series D Preferred issued upon exercise of this Warrant and all shares of Common Stock issued upon conversion thereof (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

"THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THE TO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY."

       Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

                        (1) The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

                        (2) The holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein.

                        (3) The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.

                (b) DISPOSITION OF WARRANT OR SHARES. With respect to any offer, sale or other disposition of this Warrant or any shares of Series D Preferred acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or such shares of Series D Preferred or Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Series D Preferred to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Promptly upon receiving such written notice and reasonably satisfactory opinion or Other evidence, if so requested, the Company, as promptly as practicable but no later than twenty
(20) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such shares of Series D Preferred or Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such shares of Series D Preferred or Common Stock may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the shares of Series D Preferred thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

                (c) APPLICABILITY OF RESTRICTIONS. Neither any restrictions of any legend described in this Warrant nor the requirements of
Section 7(b) above shall apply to any transfer of, or grant of a security interest in, this Warrant (or the Series D Preferred or Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the holder if the holder is a partnership, (ii) to a partnership of which the holder is a partner, or (iii) to any affiliate of the holder if the holder is a corporation; PROVIDED, HOWEVER, in any such transfer, if applicable, the transferee shall on the Company's request agree in writing to be bound by the terms of this Warrant as if an original signatory hereto.

        8. RIGHTS AS SHAREHOLDERS; INFORMATION. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Series D Preferred or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

        9. REGISTRATION RIGHTS. The Company hereby agrees to grant piggyback registration rights to the holder of this Warrant pursuant to
Section 1.4 of the Amended and Restated Investors' Rights Agreement dated September 29, 1998, by and among the Company and the Investors set forth on Exhibit A thereto (the "Investors' Rights Agreement"), for any Common Stock of the Company obtained upon conversion of the Series D Preferred. The Company will add the holder of this Warrant as a party to the Investors' Rights Agreement and the shares of Common Stock issued or issuable upon conversion of the Series D Preferred issued pursuant to the exercise of this Warrant shall be deemed "Registrable Securities" for purposes of Section 1.4 thereof.

        10.     ADDITIONAL RIGHTS.

        10.1 MERGERS. The Company shall provide the holder of this Warrant with at least five (5) business days' notice of the terms and conditions of any of the following potential transactions: (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company's property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.

        10.2    RIGHT TO CONVERT WARRANT INTO STOCK; NET ISSUANCE.

                (a) RIGHT TO CONVERT. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant (the "Conversion Right") into shares of Series D Preferred (or Common Stock if the Series D Preferred has been automatically converted into Common Stock) as provided in this Section 10.2 at any time during the term of this Warrant. Upon exercise of the Conversion Right with respect to the number of shares subject to this Warrant (the "Convened Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) (X) that number of shares of fully paid and nonassessable Series C Preferred (or Common Stock if the Series D Preferred has been automatically convened into Common Stock) equal to the quotient obtained by dividing the value of this Warrant on the Conversion Date (as defined in subsection (b) hereof), which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant on the Conversion Date (as herein defined) by (Y) the fair market value of one share of Series D Preferred (or Common Stock if the Series D Preferred has been automatically converted into Common Stock) on the Conversion Date (as herein defined).

       Expressed as a formula, such conversion (assuming the Series D Preferred has been automatically converted into Common Stock) shall be computed as follows:

X = B - A
   -------
      Y

Where:          X = the number of shares of Common Stock that may
                      be issued to holder

                Y = the fair market value of one share of
                      Common Stock

                A = the aggregate Warrant Price (i.e., Convened
                      Warrant Shares x Warrant Price)

                B = the aggregate fair market value (i.e., fair market value x
                      Converted Warrant Shares)

       No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of Section 9 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

                (b) METHOD OF EXERCISE. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 10.2(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), and, at the election of the holder hereof, may be made contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the Act (a "Public Offering"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date. Any conversion from Series C Preferred to Common Stock shall be in the ratio of one (1) share of Common Stock for each share of Series D Preferred (as adjusted herein and in the Charter). On the Date of Grant, each share of the Series D Preferred represented by this Warrant is convertible into one share of Common Stock.

                (c) DETERMINATION OF FAIR MARKET VALUE. For purposes of this Section 10.2, "fair market value" of a share of Series D Preferred (or Common Stock if the Series D Preferred has been automatically convened into Common Stock) as of a particular date (the "Determination Date") shall mean:

                        (i) If the Conversion Right is exercised in connection with and contingent upon a Public Offering, and if the Company's Registration Statement relating to such Public Offering has been declared effective by the SEC, then the initial "Price to Public" specified in the final prospectus with respect to such offering.

                        (ii) If the Conversion Right is not exercised in connection with and contingent upon a Public Offering, then the fair market value shall be as determined in good faith by the Board of Directors of the Company.

        10.3 EXERCISE PRIOR TO EXPIRATION. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one share of the Series D Preferred is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 10.2 above (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Series D Preferred upon such expiration shall be determined pursuant to Section 10.2(c). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10.3, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

        11. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the holder of this Warrant as follows:

                (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles a equity governing specific performance, injunctive relief and other equitable remedies;

                (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable;

                (c) The rights, preferences, privileges and restrictions granted to or imposed upon the Series D Preferred and the holders thereof are as set forth in the Company's Articles of Incorporation, as amended to the Date of the Grant, a true and complete copy of which has been delivered to the original holder of this Warrant and is attached hereto as EXHIBIT B;

                (d) The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof and of the Company's Articles of Incorporation will be validly issued, fully paid and nonassessable;

                (e) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Articles of Incorporation or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any

Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby; and

                (f) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

        12. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

        13. NOTICES. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

        14. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Series C Preferred issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

        15. LOST WARRANTS OR STOCK CERTIFICATES. The Company covenants to the holder hereof that, upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

        16. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

        17. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

        18. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

        19. REMEDIES. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

        20. NO IMPAIRMENT OF RIGHTS. The Company will not, by amendment of its Articles of Incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

        21. SEVERABILITY. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

        22. RECOVERY OF LITIGATION COSTS. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.


                  [Remainder of Page Intentionally Left Blank]

        23. ENTIRE AGREEMENT; MODIFICATION. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.


                                   ZAPME! CORPORATION




                                   By /s/ Bruce D. Bower
                                     --------------------------------
                                   Title CFO & Secretary
                                        -----------------------------
                                   Address:   3000 Executive Parkway, Suite 150
                                              San Ramon, California 94583

                                      EXHIBIT A

                                 NOTICE OF EXERCISE

To: ZAPME! CORPORATION

        1.      The undersigned hereby:

                / / elects to purchase __________ shares of Series C Preferred Stock of Satellite Online Solutions Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

                / / elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to __________ Shares of Series C Preferred Stock.

        2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:


                              _______________________________
                                          (Name)



                              _______________________________

                              _______________________________
                                          (Address)

        3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.


                                                _______________________________
                                                (Signature)


_______________
   (Date)

                                    EXHIBIT A-1

                                 NOTICE OF EXERCISE

To: ZAPME! CORPORATION (the "Company")

        1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement on Form S_____, filed _______________, 19____, the undersigned hereby:

                / / elects to purchase __________ shares of Series C Preferred Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant, or

                / / elects to exercise its net issuance rights pursuant to Section 10.3 of the attached Warrant with respect to __________ Shares of Series C Preferred Stock.

        2. Please deliver to the custodian for the selling shareholders a stock certificate representing such __________ shares.

        3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $ __________ or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.



                                                _______________________________
                                                (Signature)


_______________
    (Date)

                                     EXHIBIT B

                             Articles of Incorporation

                             STATE OF CALIFORNIA



                             SECRETARY OF STATE

     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the attached transcript of 13 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

                                       IN WITNESS WHEREOF, I execute this
                                          certificate and affix the Great
                                          Seal of the State of California
                                          this day of

                                                   Aug. 05 1998
                                       --------------------------------------

                                                 /s/ Bill Jones
                                                 Secretary of State

                                       RESTATED

                               ARTICLES OF INCORPORATION

                                          OF

                                   ZAPME! CORPORATION


Frank J. Vigil and Bruce D. Bower hereby certify that:

     1. They are the President and Secretary, respectively, of ZapMe! Corporation, a California corporation.

     2. The Articles of Incorporation of this corporation are amended and restated to read as follows:

                                       ARTICLE I

     The name of this corporation is ZapMe! Corporation.

                                       ARTICLE II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      ARTICLE III

     The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       ARTICLE IV

     The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) through bylaws provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject only to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

                                       ARTICLE V

     A. The corporation is authorized to issue two classes of shares, to be designated respectively Common Stock ("Common") and Preferred Stock ("Preferred"). The total number of shares of Common the corporation shall have authority to issue is 50,000,000 and the total number of shares of Preferred the corporation shall have authority to issue is 12,857,671. The par value of the Common shall be $0.01 per share, and the par value of the Preferred shall be $0.01 per share.

     The corporation from time to time in accordance with the laws of the State of California shall increase the authorized amount of its Common if at any time the number of shares of Common remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred.

     The Preferred may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     B. The Preferred authorized by these Articles of Incorporation shall be issued in series as set forth herein. The first series of Preferred shall be designated Series A Preferred Stock ("Series A Preferred") and shall consist of 9,097,671 authorized shares. The second series of Preferred shall be designated Series B Preferred Stock ("Series B Preferred") and shall consist of 660,000 authorized shares. The third series of Preferred shall be designated Series C Preferred Stock ("Series C Preferred") and shall consist of 600,000 authorized shares. The fourth series of Preferred Stock shall be designated Series D Preferred Stock ("Series D Preferred") and shall consist of 2,500,000 authorized shares. The shares of each series of Preferred have the rights, preferences, privileges and restrictions set forth below.

     SECTION 1. GENERAL DEFINITIONS. For purposes of this Article the following definitions shall apply:

            (a) "LIQUIDATION EVENT" shall be deemed to be occasioned by and to include a liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, other than a liquidation, dissolution or winding up effected in connection with a Merger Event.

            (b) "MERGER EVENT" shall be deemed to be occasioned by and to include the consolidation or merger of the corporation with or into any other corporation or the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the corporation.

            (c) "PREFERRED LIQUIDATION AMOUNT" initially shall mean: (i) $0.10016827 per share of Series A Preferred, (ii) $2.50 per share of Series B Preferred, (iii) $5.00 per share of Series C Preferred, and (iv) $5.00 per share of Series D Preferred, plus, in each case, an amount equal to all declared and unpaid dividends. The Preferred Liquidation Amount of each series of Preferred Stock shall be appropriately adjusted in each case for stock splits, reverse stock splits, stock dividends, stock combinations, recapitalizations, and similar events that are effected with respect to such shares. The Preferred Liquidation Amount of the Series C Preferred shall be subject to further adjustment from time to time upon the payment of PIK Dividends pursuant to Section 2(b) hereof. The Preferred Liquidation Amount of the Series C Preferred shall also be deemed to include an amount equal to a prorated PIK Dividend pursuant to Section 2(b) hereof for the interim period from the most recent Dividend Payment Date.

            (d) "SUBSIDIARY" shall mean any corporation at least 50% of whose outstanding voting shares shall at the time be owned by the corporation or by one or more of such subsidiaries.

            (e) "DIVIDEND PAYMENT DATE(S)" shall mean April 1, July 1, October 1 and January 1 of each year.

            (f) "JUNIOR PREFERRED" shall mean the Series A Preferred, Series B Preferred, and Series D Preferred.

     SECTION 2.     DIVIDEND RIGHTS.

            (a) PREFERENCE ON DIVIDENDS. The holders of Preferred shall be entitled to receive, when, as and if declared by the Board of Directors of the corporation, dividends prior and in preference to payment of any dividend with respect to the Common (other than dividends payable solely in Common); PROVIDED that the Cash Dividends or PIK Dividends paid to the holders of Series C Preferred pursuant to paragraph (b) below shall be mandatory. No dividend or distribution shall be declared or paid on any shares of Common (other than dividends payable solely in Common) unless at the same time an equivalent dividend or distribution is paid or declared and set aside for payment on the Preferred (on an as converted to Common basis) and all accrued but unpaid dividends on the Preferred have been paid. No dividend or distribution shall be declared or paid on any shares of Junior Preferred unless all accrued but unpaid dividends on the Series C Preferred have been paid.

            (b) MANDATORY DIVIDENDS FOR SERIES C PREFERRED. On each Dividend Payment Date, the corporation shall pay, and the holders of shares of Series C Preferred shall be entitled to receive, out of the assets of the corporation legally available therefor, a dividend on each share of

Series C Preferred at a rate per annum equal to ten percent (10%) of the Preferred Liquidation Amount of such share (as may be increased from time to time pursuant to this paragraph (b)), which amount (the "Dividend Amount") may be paid to the holder of such share in cash (a "Cash Dividend"). In the event the corporation does not pay a Cash Dividend on a Dividend Payment Date with respect to any shares of Series C Preferred, the Preferred Liquidation Value of each such share automatically shall be increased in an amount equal to the Dividend Amount (such increase is referred to in this Article V as a ("PIK Dividend"), which increase shall be in lieu of the payment of a Cash Dividend. The Board of Directors shall declare such dividends on each Dividend Payment Date.

     SECTION 3.     LIQUIDATION PREFERENCE.

            (a) PREFERRED STOCK PREFERENCE. Upon the occurrence of a Liquidation Event, the holders of Preferred shall be entitled to receive, out of the assets of the corporation available for distribution to its shareholders, by reason of their ownership thereof (prior, and in preference, to any distribution of any of the assets of the corporation to the holders of the Common or any other capital stock which the corporation may issue), an amount equal to the Preferred Liquidation Amount for each share of Preferred then held by them. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the holders of Series C Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Junior Preferred and the Common by reason of their ownership thereof, their Preferred Liquidation Amount per share together with accrued unpaid dividends relating thereto (or, if sufficient funds are not available therefor, the remaining assets and funds shall be distributed ratably among the holders of Series C Preferred in proportion to their respective holdings) after which the entire remaining assets and funds of the corporation legally available for distribution, if any, shall be distributed ratably among the holders of the Junior Preferred in proportion to the full aforesaid preferential amounts to which each such holder is entitled; in no event in the case of a Liquidation Event shall any payments or distributions be made to the holders of Junior Preferred or any other capital stock of the corporation until the Preferred Liquidation Amount has been received by the holders of Series C Preferred.

            (b) PAYMENT TO COMMON. All of the preferential amounts to be paid to the holders of the Preferred under Section 3(a) shall be paid or set apart for payment prior to payment or setting apart for payment of any amount for, or the distribution of any amounts to, the holders of any Common in connection with such Liquidation Event. If the corporation has assets or funds remaining after payment of the preferential amounts so payable to the holders of the Preferred pursuant to Section 3(a), the remaining assets of the corporation available for distribution to shareholders shall be distributed among the holders of Common pro rata based on the number of shares of Common held by each.

            (c) VALUATION. For purposes of this Section 3, if the distributions or consideration received by the shareholders of the corporation is other than cash or publicly traded securities listed on an exchange or transaction reporting system, its fair market value will be determined in good faith by the Board of Directors of the corporation. In the ease of publicly traded securities listed on an exchange, fair market value shall mean the average last closing sale price as reported by such exchange or by a consolidated transaction reporting system for the five trading-day period immediately preceding the date such sale, merger, consolidation or other reorganization is consummated. In the case of publicly traded securities not listed on an exchange, fair market value shall mean the average last closing bid price as reported by the National Association of Securities Dealers Automatic Quotation System, Inc. or such successor or similar organization, for the five trading-day period immediately preceding the date on which such sale, merger, consolidation or other reorganization is consummated.

            (d) RANK. The Series C Preferred shall rank senior in all respects to the Junior Preferred and any future series of Preferred Stock. The Junior Preferred shall be pari passu.

     SECTION 4. CONVERSION. The holders of the Preferred shall have conversion rights as follows (the "Conversion Rights"):

            (a) RIGHT TO CONVERT. Each share of Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the corporation of any transfer agent for the Preferred, into such number of fully paid and nonassessable shares of Common, as is determined by dividing (i) the applicable Preferred Liquidation Amount for each share of Preferred in effect at the time of conversion, by (ii) the applicable Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The price at which shares of Common shall be deliverable upon conversion (the "Conversion Price") initially shall be $0.10016827 for each share of Series A Preferred, $2.50 for each share of Series B Preferred, $5.00 for each share of Series C Preferred, and $5.00 for each share of Series D Preferred in each case per share of Common. Such Conversion Price shall be subject to adjustment as hereinafter provided.

           (b) AUTOMATIC CONVERSION. Each share of Preferred automatically shall be converted into shares of Common at the then effective and applicable Conversion Price upon the earlier to occur of: (i) the closing date of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, coveting the offer and sale of Common for the account of the corporation to the public at an aggregate offering price of not less than twenty five million dollars ($25,000,000) (before deducting underwriter's discounts and commissions) at a share price to the public of at least $8 per share (as adjusted for any stock split, combination, recapitalization or similar event with respect to the Common) (hereinafter, a "Public Offering"), and (ii) the date specified in a written consent signed by the holders of a majority of the shares of Preferred then outstanding.

            (c) MECHANICS OF CONVERSION. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any share of Preferred. If, upon conversion of all of the shares of Preferred held by a registered holder which are being converted, except for the provisions of this Section 4(c), the registered holder would be entitled to receive a fractional share of Common, then an amount equal to such fractional share multiplied by the then fair market value (as determined in good faith by the corporation's Board of Directors) of a share of the corporation's Common shall be paid by the corporation in cash to such registered holder. Before any holder of Preferred shall be entitled to convert the same into shares of Common, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Preferred, and shall give written notice to the corporation at such office that the holder elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred, a certificate or certificates for the number of shares of Common to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred to be converted, or in the case of automatic conversion as provided in Section 4(b)(i), on the closing date of the offering, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

            (d) ADJUSTED FOR SUBDIVISIONS AND COMBINATIONS. If the corporation at any time or from time to time after the filing of these Restated Articles of Incorporation effects a subdivision of the outstanding Common, without a corresponding subdivision with respect to the Preferred, the Conversion Price of each series of Preferred then in effect immediately before that subdivision shall be proportionately decreased, and, conversely, if the corporation at any time or from time to time combines the outstanding shares of Common, without a corresponding combination with respect to the Preferred, the Conversion Price of each series of preferred then in effect immediately before the combination shall be proportionately increased. Any adjustment of the Conversion Price of any series of Preferred under this
Section 4(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (e) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the corporation at any time or for time after the filing of these Restated Articles of Incorporation makes, or fixes a record date for the determination of holders of Common entitled to receive, a dividend or other distribution payable in additional shares of Common or in options or other convertible securities, without a corresponding dividend with respect to the Preferred, then and in each such event the Conversion Price then in effect for each series of Preferred shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and (ii) the denominator of which shall be the total number of shares of Common issued and outstanding immediately prior to the time of such issuance on the close of business on such record date PLUS the number of shares of Common issuable in payment of such dividend or distribution; PROVIDED, HOWEVER, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(e) as of the time of actual payment of such dividends or distributions.

            (f) ADJUSTMENTS FOR OTHER DIVIDENDS OR DISTRIBUTIONS. In the event the corporation at any time or from time to time makes or fixes a record date for the determination of holders of shares of Common entitled to receive a dividend or other distribution payable in securities or other property of the corporation (other than shares of Common or options or other convertible securities and other than as otherwise adjusted in this Section
4) without a corresponding dividend or distribution with respect to the Preferred, then, and in each such event, provision shall be made so that the holders of shares of Preferred shall receive upon conversion thereof, in addition to the number of shares of Common receivable thereupon, the amount of securities and other property of the corporation which they would have received had their shares of Preferred been converted into shares of Common on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities and other property receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of shares of Preferred.

            (g) ADJUSTMENTS FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the shares of Common issuable upon conversion of the Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares, stock dividend, reorganization, merger, consolidation or sale of assets as provided for elsewhere in this Section 4), then and in any such event each holder of Preferred thereafter shall have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of Common into which such shares of Preferred might have been converted immediately prior to such recapitalization, reclassification or change, all subject to such further adjustments applicable as specified herein.

            (h) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time there is a capital reorganization of the Common (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section
4) or a merger or consolidation of the corporation with or into another corporation, or the sale of all or substantially all of the corporation's properties and assets to any other person (except an event which is governed under Section 3), then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Preferred thereafter shall be entitled to receive, upon conversion of the Preferred, the number of shares of stock or other securities or property of the corporation, or of such successor corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of Common deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the

Preferred after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and number of shares issuable upon conversion of the Preferred) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This Section 4(h) shall similarly apply to successive reorganizations, mergers, consolidations and sales.

            (i) RESERVATION OF COMMON ISSUABLE UPON CONVERSION. The corporation shall at all times reserve and keep available out of its authorized but unissuable shares of Common solely for the purpose of effecting the conversion of the shares of the Preferred such number of its shares of Common as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred; and if at any time the number of authorized but unissued shares of Common shall not be sufficient to effect the conversion of all outstanding shares of the Preferred, in addition to such other remedies as shall be available to the holder of such Preferred, this corporation will take such corporate action as may, in the option of its counsel, be necessary to increase its authorized but unissued shares of Common to such number of shares of Common to such number of shares as shall be sufficient for such purposes.

            (j) NO IMPAIRMENT. The corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, and will at all times in good faith assist in carrying out of all provisions hereof, including without limitation this Section 4, and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred against impairment, or dilution in accordance with the provisions hereof.

            (k) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Conversion Price for any series of Preferred pursuant to this Section 4, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of the Preferred a certificate executed by the corporation's president or chief financial officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the conversion price for such series of Preferred at such time in effect, and (iii) the number of share of Common Stock which at the time would be received upon the conversion of such series of Preferred.

     SECTION 5.     ADDITIONAL RIGHTS OF SERIES C PREFERRED

            (a)     REDEMPTION RIGHTS.

                    (i) On August 27, 2000 (the "First Redemption Date"), and on each six month anniversary of the First Redemption Date (the First Redemption Date and each such additional date, a "Redemption Date"), at the individual option of each holder of shares of Series C Preferred, the corporation shall redeem for cash the number of shares of Series C Preferred held by such holder that is specified in a request for redemption delivered to the corporation by the holder at least ten (10) days prior to the applicable Redemption Date, out of any funds legally available therefor, at a price per share equal to twice the Preferred Liquidation Amount for each such share.

                    (ii) If the funds of the corporation legally available for redemption of shares of Series C Preferred at the applicable Redemption Date are insufficient to redeem the total number shares of Series C Preferred to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders such shares to be redeemed based upon the total number of shares then requested to be redeemed by each such holder.

                    (iii) The shares of Series C Preferred not redeemed upon an applicable Redemption Date because of the failure of the holder thereof to so elect and the shares of Series C Preferred not redeemed upon an applicable Redemption Date became of an insufficiency as described in paragraph (ii) above shall remain outstanding and entitled to all the rights and preferences provided herein, including the right to receive mandatory dividends as provided in Section 2(b).

            (b) ISSUANCE OF ADDITIONAL SHARES OF COMMON UPON PUBLIC OFFERING. In the event of a Public Offering contemplated by Section 4(b)(i) hereof, where the offering price (the "IPO Price") is to be less than $15.00 per share of Common (as appropriately adjusted for stock splits, reverse stock splits, stock dividends, stock combinations, recapitalization, and similar events that are effected with respect to the Common), then each holder of Series C Preferred will be immediately issued additional shares of Common as determined by the following formula:

                              AS = ($15.00-X)Y
                                   -----------
                                       X

where:

(i) AS = the number of additional shares of Common to be issued to such holder in connection with the Public Offering

(ii) X =     the IPO Price; and

(iii) Y =    the number of shares of Common into which such holder's shares of Series C Preferred were convertible pursuant to Section 4(a) hereof immediately prior to the Public Offering.

     SECTION 6.     SPECIAL PROVISIONS FOR MERGER EVENTS.

            (a)     DISTRIBUTIONS ON MERGER EVENTS.

                    (i) Upon the occurrence of a Merger Event, each holder of outstanding shares of Series C Preferred shall first receive in cash or in securities received from the acquiring corporation, or in a combination thereof, at the closing of any such transaction constituting a Merger Event, an amount equal to the aggregate Series C Merger Amount, as defined in Section 6(b), of the shares of Series C Preferred then held by such holder. In the event the full Series C Merger Amount for the outstanding shares of Series C Preferred is not paid to the holders of the Series C Preferred in accordance herewith, then the entire amount payable in respect of the Merger Event shall be distributed among the holders of the Series C Preferred in proportion to the number of shares of Series C Preferred held by each such holder.

                    (ii) If, after payment of the Series C Merger Amount to the holders of Series C Preferred pursuant to Section 6(a)(i), any proceeds remain available for distribution in respect of the Merger Event, the holders of Junior Preferred shall be entitled to receive in cash or in securities received from the acquiring corporation, or in a combination thereof, at the closing of any such transaction constituting a Merger Event, an amount equal to the aggregate Preferred Liquidation Amount of the shares of Junior Preferred held by each such holder. In the event the full Preferred Liquidation Amount for the outstanding shares of Junior Preferred is not paid in accordance herewith, then the entire remaining amount payable in respect of the Merger Event shall be distributed ratably among the holders of the Junior Preferred in proportion to the aggregate Preferred Liquidation Amount of the shares of Junior Preferred held by each such holder.

                    (iii) Following the payments to the holders of Preferred as set forth above, the remaining proceeds of the Merger Event (if any) shall be distributed to the holders of Common ratably in proportion to the number of shares of Common held by each such holder.

            (b)     "SERIES C MERGER AMOUNT" DEFINED. For purposes of this
Section 6, "Series C Merger Amount" for each share of Series C Preferred shall mean the Preferred Liquidation Amount of such share, multiplied by three (3).

            (c) VALUATION. Any Securities to be delivered to the holders of Preferred pursuant to Section 6(a) above shall be valued as follows:


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

                    (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                            (A)     If traded on a securities exchange, the
value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                            (B)     If traded over-the-counter, the value
shall be deemed to be the average of the closing bid prices of the securities over the 30-day period ending three (3) days prior to the closing; and

                            (C)     If there is no public market, the fair
market value shall be determined in good faith by the corporation's Board of Directors.

                    (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in (i)
(A), (B), or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the corporation.

     SECTION 7.     VOTING RIGHTS.

            (a) GENERAL. Except as otherwise expressly provided herein or as required by law, the holders of issued and outstanding Common and the holders of issued and outstanding Preferred shall have one vote for each share of Common then held or deemed to be held (assuming the conversion into Common of all then-outstanding shares of Preferred), voting together as a single class, at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the corporation having general voting power and not separately as a class. Holders of shares of Common and Preferred shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the corporation. No fractional votes shall be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares of Common into which shares of Preferred held by each holder could be convened) shall be rounded to the nearest whole number (with one-half being rounded upward).

            (b) VOTING FOR THE ELECTION OF DIRECTORS. All directors shall be elected by the holders of Preferred and Common, voting together as a single class.

     SECTION 8. COVENANTS. In addition to any other rights provided by law, the corporation shall not, without first obtaining the affirmative vote or written consent of (i) the holders of Preferred constituting not less than a majority of the outstanding Preferred, voting together as a single class, and (ii) the holders of the Series C Preferred constituting not less than a


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

majority of the outstanding Series C Preferred, voting together as a separate class, in each case determined on an as-converted into Common basis.

            (a) increase or decrease the authorized number of shares of the Preferred or any series of Preferred;

            (b) authorize or issue shares of any class or series having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of any series of Preferred;

            (c) reclassify any Common or other shares of the corporation which do not have a preference or priority over or with any series of Preferred into shares having any preference or priority as to dividends, liquidation rights or voting rights superior to or on a parity with any such preference or priority of any series of Preferred;

            (d) pay or declare any dividend on any Common (except dividends payable solely in shares of Common) or repurchase or redeem any outstanding common;

            (e)     effect any Merger Event or permit any recapitalization;
or

            (f) take action which would have a material and adverse alteration or change of the rights, preferences or privileges of the Preferred.

     SECTION 9. CONSENT FOR CERTAIN REPURCHASES OF COMMON STOCK DEEMED TO BE DISTRIBUTIONS. Each holder of an outstanding share of Preferred shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the General Corporation Law, to distributions made by the corporation in connection with the repurchase at cost of shares of Common issued to or held by employees, officers, directors, consultants or other persons performing services for the corporation or any Subsidiary upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the corporation and such persons; PROVIDED, HOWEVER, that the amount of such repurchases does not exceed $50,000 in the aggregate in any one fiscal year.

     SECTION 10. RESIDUAL RIGHTS. All rights accruing to the outstanding shares of the corporation not expressly provided for to the contrary herein shall be vested in the Common.

     SECTION 11. STATUS OF CONVERTED OR REDEEMED STOCK. In the event any shares of Preferred shall be redeemed or converted, the shares so converted or redeemed shall be canceled and shall not have the status of authorized but unissued shares of Preferred and shall not be issuable by the corporation and the Articles of Incorporation of this corporation shall be amended to effect the corresponding reduction in the corporation's capital stock.

     3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board of Directors of the corporation.

     4. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the Corporations Code. The number of shares of voting in favor of the amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock and Preferred Stock, voting together as a single class, a majority of the outstanding shares of Preferred Stock, voting together as a
single class,    a majority of the outstanding shares of Series A Preferred
Stock, Series B Preferred Stock and Series C Preferred Stock, each voting as a separate series, and a majority of the outstanding shares of Common Stock, voting as a separate class. The total number of outstanding shares of the corporation is 14,208,730 shares of Common Stock, 9,097,671 shares of Series A Preferred Stock, 160,000 shares of Series B Preferred Stock and 600,000 shares of Series C Preferred Stock.

                                                 /s/ Frank J. Vigil
                                                 ------------------------------
                                                 Frank J. Vigil
                                                 President


                                                 /s/ Bruce D. Bower
                                                 ------------------------------
                                                 Bruce D. Bower
                                                 Secretary

     The undersigned further declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

     Executed at San Ramon, California on November 20, 1998.


                                                 /s/ Frank J. Vigil
                                                 ------------------------------
                                                 Frank J. Vigil
                                                 President



                                                 /s/ Bruce D. Bower
                                                 ------------------------------
                                                 Bruce D. Bower
                                                 Secretary


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